As filed with the Securities and Exchange Commission on December 20, 2017
Registration No. 333-[*]
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
HOOPER HOLMES, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	8090	22-1659359
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

560 N. Rogers Road
Olathe, KS 66062
(913) 764-1045
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Henry Dubois
Chief Executive Officer
Hooper Holmes, Inc.
560 N. Rogers Road
Olathe, KS 66062
(913) 764-1045
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies of Communications to:
Peter Mirakian III, Esq.
Spencer Fane LLP
1000 Walnut Street, Suite 1400
Kansas City, MO 64106
(816) 474-8100

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by the selling stockholders.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.04 per share	4,091,783	$0.67	$2,741,494	$341.32
(1)
Represents shares of Common Stock, par value $0.04 per share, which may be sold by the selling stockholders named in this registration statement. Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also covers such an indeterminate amount of shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.

(2)
Represents: (i) 450,000 shares previously issued to Lincoln Park Capital Fund, LLC, one of the selling shareholder named in this registration statement, (ii) 3,591,783 shares that have been reserved for issuance pursuant to a common stock purchase agreement with Lincoln Park Capital Fund, LLC, and (iii) 50,000 shares previously issued to Aracle SPF V, LLC.

(3)
Calculated pursuant to Rule 457(c), solely for the purpose of computing the amount of the registration fee, on the basis of the average of the high and low prices of the registrant’s Common Stock quoted on the OTCQX Market operated by the OTC Markets Group, Inc. on December 19, 2017.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 20, 2017

PRELIMINARY PROSPECTUS
UP TO 4,091,783 SHARES OF COMMON STOCK
This prospectus covers the offer and sale of up to 4,091,783 shares of our common stock, $0.04 par value per share, by Lincoln Park Capital Fund, LLC, also referred to as Lincoln Park, and Aracle SPF V, LLC, also referred to as Aracle, the selling stockholders named in this prospectus.
The shares of our common stock being offered by Lincoln Park have been or may be issued pursuant to the purchase agreement dated August 31, 2017, as amended, that we entered into with Lincoln Park, which we refer to in this prospectus as the Purchase Agreement. Please refer to the section of this prospectus entitled “The Lincoln Park Transaction” for a description of the Purchase Agreement and the section entitled “Selling Stockholders” for additional information regarding Lincoln Park and Aracle, which we refer to in this prospectus collectively as the Selling Stockholders. The prices at which the Selling Stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.
We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the shares by the Selling Stockholders.
The Selling Stockholders may sell the shares of our common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell or otherwise dispose of their shares of common stock in the section entitled “Plan of Distribution.” The Selling Stockholders will pay all brokerage fees and commissions and similar expenses. We will pay all expenses (except brokerage fees and commissions and similar expense) relating to the registration of the shares with the Securities and Exchange Commission. Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.
Our common stock is currently quoted on the OTCQX Market operated by the OTC Markets Group, Inc. under the ticker symbol “HPHW.” On December 19, 2017, the last reported sale price of our common stock on the OTCQX Market operated by the OTC Markets Group, Inc. was $0.64 per share.
Investing in our securities involves a high degree of risk. In reviewing this prospectus, you should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 6 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.
The date of this prospectus is December 20, 2017.

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under the section of this prospectus entitled “Where You Can Find More Information”. You should carefully read this prospectus as well as additional information described under the section of this prospectus entitled “Incorporation by Reference,” before deciding to invest in our common shares.
Unless the context otherwise requires, the terms “Hooper,” “we,” “us,” “our” and the “Company” in this prospectus refer to Hooper Holmes, Inc., a New York corporation, and “this offering” refers to the offering contemplated in this prospectus.
We have not, and the Selling Stockholders have not, authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment. We have not, and the Selling Stockholders have not, authorized any person to provide you with different information. This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any jurisdiction where the offer is not permitted. The information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment is accurate only as of its date. Our business, financial condition, results of operations, and prospects may have changed since that date.

PROSPECTUS SUMMARY
The items in the following summary are described in more detail later in this prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider in making your investment decision. Therefore, you should read the entire prospectus carefully before investing in our securities. Investors should carefully consider the information set forth under “Risk Factors” beginning on page 6 of this prospectus. In this prospectus, unless the context otherwise requires, the terms “Company,” “we,” “us” and “our” refer to the ongoing business operations of Hooper Holmes, Inc. and its subsidiaries.
Overview
Hooper Holmes, Inc. is a New York corporation. Our principal executive offices are located at 560 N. Rogers Road, Olathe, Kansas 66062. Our telephone number is (913) 764-1045.
Our Business
Our Company was founded in 1899. We are a publicly-traded New York corporation whose shares of common stock are quoted on the OTCQX Market operated by the OTC Markets Group, Inc. under the ticker symbol “HPHW.” Our corporate headquarters are located in Olathe, Kansas. Over the last 40+ years, our business focus has been on providing health risk assessment services. With the acquisition of Accountable Health Solutions, Inc. (“AHS”) (the “Acquisition”) in 2015, we expanded our service offerings to provide corporate wellness and health improvement services. Our merger with Provant Health Solutions, LLC in May 2017 increased the depth and breadth of our health risk assessment, corporate wellness, and health improvement services. This uniquely positions us to transform and capitalize on the large and growing health and wellness market as one of the only publicly-traded, end-to-end health and wellness companies.
We provide on-site screenings and flu shots, laboratory testing, risk assessment, and sample collection services to individuals as part of comprehensive health and wellness programs offered through organizations sponsoring such programs including corporate and government employers, health plans, hospital systems, health care management companies, wellness companies, brokers and consultants, disease management organizations, reward administrators, third party administrators, clinical research organizations and academic institutions. Through our comprehensive health and wellness services, we also provide telephonic health coaching, access to a wellness portal with individual and team challenges, data analytics, and reporting services. We contract with health professionals to deliver these services nationwide, all of whom are trained and certified to deliver quality service. We leverage our national network of health professionals to support the delivery of other similar products and services.
The majority of large employers that offer health benefits today also offer at least some wellness programs in an effort to promote employee health and productivity as well as to reduce health related costs. Through screenings, plan sponsors help employees learn of existing and/or potential health risks. Through corporate wellness, they provide education and health improvement tools and personalized challenges. Program sponsors also gain the ability to systematically reward employees for good, healthy behaviors and for actual health enhancement metrics. Some common examples of these rewards include reductions in annual medical premiums, contributions to an employee’s Health Savings Account (HSA), and credits that are redeemable through an online merchandise mall. By combining both the screening and corporate wellness services under a single organization, we create a seamless, end-to-end experience for members that drives improved engagement and outcomes for our clients.

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Today, we service approximately 200 clients representing nearly 3,000 employers and up to 3,000,000 eligible members. In 2016, we delivered nearly 500,000 screenings and are on track to continue year-over-year revenue growth through a combination of our direct, channel partner, and clinical research organization partners as well as through the addition of new customers and the merger with Provant.
We operate under one reporting segment. Our screening and flu shot services are subject to seasonality, with the third and fourth quarters typically being our strongest quarters due to increased demand for screenings and flu shots from mid-September through November related to annual benefit renewal cycles. Our health and wellness service operations are more constant, though there are some variations due to the timing of the health coaching programs which are billed per participant and typically start shortly after the conclusion of onsite screening events. In addition to our screening and health and wellness services, we generate ancillary revenue through the assembly of medical kits for sale to third parties.
We believe that the overall market for our screening and health and wellness services is growing and we expect it will continue to grow with the increased nationwide focus on healthcare, cost-containment and well-being/productivity initiatives.
The financial statements included in our Quarterly Report on Form 10-Q for the period ended September 30, 2017, filed with the SEC on November 14, 2017, were prepared assuming that we will continue as a going concern (which contemplates the realization of assets and discharge of liabilities in the normal course of business for the foreseeable future); however, our recurring losses from operations, negative cash flows from operations, and other related liquidity concerns raise substantial doubt about our ability to continue as a going concern within one year after issuance date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. See Note 2 to the condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended September 30, 2017, filed with the SEC on November 14, 2017, and within the heading “Liquidity and Capital Resources” below for further discussion.
Risks Associated with Our Business
Our ability to implement our business strategy is subject to numerous risks that you should be aware of before making an investment decision. These risks are described more fully in the section entitled “Risk Factors” immediately following this prospectus summary.

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THE OFFERING

Common Stock to be offered by the Selling Stockholders	Up to 4,091,783 shares of our common stock, as follows:
• 450,000 shares of common stock issued to Lincoln Park on August 31, 2017, in connection with our entry into the Purchase Agreement, as an initial commitment fee;

• Up to 3,591,783 shares of common stock that may be issued and sold to Lincoln Park pursuant to the Purchase Agreement; and

• 50,000 shares issued to Aracle on August 31, 2017, in connection with its consent to our entering into the Purchase Agreement.

Common Stock outstanding prior to this offering	26,768,498 shares, as of December 19, 2017

Common Stock to be outstanding after this offering	30,360,281 shares (assuming the issuance of all of the shares that may be issued after the date of this prospectus under the Purchase Agreement that are being offered by this prospectus).

Use of Proceeds
We will receive no proceeds from the sale of shares of our common stock by the Selling Stockholders in this offering. We may receive up to $10,000,000 in aggregate gross proceeds under the Purchase Agreement from any sales we make to Lincoln Park pursuant to the Purchase Agreement after the date of this prospectus. Any proceeds that we receive from sales to Lincoln Park under the Purchase Agreement will be used for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

Symbol on the OTCQX Market operated by the OTC Markets Group, Inc.	“HPHW”

On August 31, 2017, we entered into a purchase agreement with Lincoln Park, which we refer to in this prospectus as the “Purchase Agreement,” pursuant to which Lincoln Park has agreed to purchase from us up to an aggregate of $10,000,000 of our common stock (subject to certain limitations) from time to time over the term of the Purchase Agreement. Also on August 31, 2017, we entered into a registration rights agreement with Lincoln Park, which we refer to in this prospectus as the “Registration Rights Agreement,” pursuant to which we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended, or the “Securities Act,” the shares of our common stock that have been or may be issued to Lincoln Park under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, at the time we signed the Purchase Agreement and the Registration Rights Agreement, we issued 450,000 shares of our common stock to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement, which

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we refer to in this prospectus as the “Commitment Shares”. In addition, in connection with a required consent for us to enter into the Purchase Agreement, we issued 50,000 shares to Aracle that are subject to resale as described in this prospectus. On November 30, 2017, we amended the Purchase Agreement and the Registration Rights Agreement to, among other things, extend the period within which we must file with the SEC the registration statement that includes this prospectus.
We do not have the right to commence any sales of our common stock to Lincoln Park under the Purchase Agreement until certain conditions set forth in the Purchase Agreement, all of which are outside of Lincoln Park’s control, have been satisfied, including that the SEC has declared effective the registration statement that includes this prospectus. Thereafter, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase shares of our common stock in amounts up to 25,000 shares on any single business day, subject to a maximum of $500,000 per purchase, plus other “accelerated amounts” and/or “additional amounts” under certain circumstances. We will control the timing and amount of any sales of our common stock to Lincoln Park. The purchase price of the shares that may be sold to Lincoln Park under the Purchase Agreement will be based on the market price of our common stock preceding the time of sale as computed under the Purchase Agreement. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute such price. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business days’ notice. There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.
As of December 19, 2017, there were 26,768,498 shares of our common stock outstanding, of which 12,275,350 shares were held by non-affiliates, excluding the 450,000 Commitment Shares that we have already issued to Lincoln Park under the Purchase Agreement and the 50,000 shares that we that we issued to Aracle in connection with its consent to our entering into the Purchase Agreement. Although the Purchase Agreement provides that we may sell up to $10,000,000 of our common stock to Lincoln Park, only 4,091,783 shares of our common stock are being offered under this prospectus, which represents: (i) 450,000 shares that we already issued to Lincoln Park as a commitment fee for making the commitment under the Purchase Agreement, (ii) an additional 3,591,783 shares which may be issued to Lincoln Park in the future under the Purchase Agreement, if and when we sell shares to Lincoln Park under the Purchase Agreement, and (iii) 50,000 shares that we issued to Aracle in connection with its consent to our entering into the Purchase Agreement. Depending on the market prices of our common stock at the time we elect to issue and sell shares to Lincoln Park under the Purchase Agreement, we may need to register for resale under the Securities Act additional shares of our common stock in order to receive aggregate gross proceeds equal to the $10,000,000 total commitment available to us under the Purchase Agreement. If all of the 4,091,783 shares offered by the Selling Stockholders under this prospectus were issued and outstanding as of the date hereof, such shares would represent 13.48% of the total number of shares of our common stock outstanding and 33.33% of the total number of outstanding shares held by non-affiliates, in each case as of the date hereof. If we elect to issue and sell more than the 3,591,783 shares offered under this prospectus to Lincoln Park, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Lincoln Park is dependent upon the number of shares we sell to Lincoln Park under the Purchase Agreement.

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The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership, at any single point in time, of more than 9.99% of the then total outstanding shares of our common stock, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and Rule 13d-3 thereunder, which limitation we refer to as the “Beneficial Ownership Cap”.
Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of our common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to Lincoln Park.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks, uncertainties and assumptions described below and discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 9, 2017, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on May 1, 2017, as further amended by Amendment No. 2 on Form 10-K/A, filed with the SEC on May 25, 2017, and as further amended by Amendment No. 3 on Form 10-K/A, filed with the SEC on June 16, 2017, our Quarterly Report on Form 10-Q for the period ended March 31, 2017, filed with the SEC on May 15, 2017, our Quarterly Report on Form 10-Q for the period ended June 30, 2017, filed with the SEC on August 14, 2017, and our Quarterly Report on Form 10-Q for the period ended September 30, 2017, filed with the SEC on November 14, 2017, which are incorporated by reference into this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Our business, financial condition, results of operations and future growth prospects could be materially and adversely affected by any of these risks. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. Please see “Cautionary Note Regarding Forward-Looking Statements” and “Incorporation by Reference.”
Risks Related to This Offering
The sale or issuance of our common stock to Lincoln Park may cause dilution and the sale of the shares of our common stock acquired by Lincoln Park, or the perception that such sales may occur, could cause the price of our common stock to fall.
On August 31, 2017, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park has committed to purchase up to $10,000,000 of our common stock. Upon the execution of the Purchase Agreement, we issued 450,000 Commitment Shares to Lincoln Park as a fee for its commitment to purchase shares of our common stock under the Purchase Agreement. The remaining shares of our common stock that may be issued under the Purchase Agreement may be sold by us to Lincoln Park at our discretion from time to time over a 36-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the SEC has declared effective the registration statement that includes this prospectus. The purchase price for the shares that we may sell to Lincoln Park under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

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We generally have the right to control the timing and amount of any future sales of our shares to Lincoln Park. Additional sales of our common stock, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some, or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. In addition, if we sell shares to Lincoln Park at a price per share lower than $0.80, we may be required to issue additional shares to the purchasers in our 2017 private offering pursuant to the “full ratchet” provisions set forth in the securities purchase agreements we entered into with such purchasers. If the ratchet is triggered, we would be required to issue a number of additional shares of our common stock sufficient to cause the effective price per share paid by the purchasers in the 2017 private offering to be equal to the new offering price, subject to certain limitations set forth in the securities purchase agreements we entered into with such purchasers. If the ratchet provision is triggered, we would be required to issue a maximum of 831,289 shares to the purchasers in the 2017 private offering, including 48,352 shares to Lincoln Park and 24,176 shares to Aracle, each of which participated in the offering. Therefore, sales to Lincoln Park by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. The ratchet provisions lapse on the one-year anniversary of each purchaser’s execution of an applicable securities purchase agreement, the latest of which was executed on May 24, 2017.
Our management will have broad discretion over the amounts, timing and use of the net proceeds that we may receive pursuant to the Purchase Agreement, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.
Our management will have broad discretion in the timing and application of any net proceeds that we may receive from any future sales of our common stock to Lincoln Park pursuant to the Purchase Agreement. Management could use these proceeds for purposes other than those contemplated at the time of this prospectus. Accordingly, you will be relying on the judgment of our management with regard to the timing and use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our company.
We may require additional financing to provide liquidity to our business.
Because of the way the Purchase Agreement is structured with limits on the dollar value of shares that can be sold to Lincoln Park each day, the Purchase Agreement may not provide the Company with sufficient access to capital to resolve its ongoing liquidity challenges.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, concerning the Company’s plans, objectives, goals, strategies, future events or performances, which are not statements of historical fact and can be identified by words such as: "expect," "continue," "should," "may," "will," "project," "anticipate," "believe," "plan," "goal," and similar references to future periods. The forward-looking statements contained in this prospectus reflect our current beliefs and expectations. Actual results or performance may differ materially from what is expressed in the forward looking statements.

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Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expected. These risks and uncertainties include, but are not limited to, risks related to our ability to realize the expected benefits from the acquisition of Accountable Health Solutions and our strategic alliance with Clinical Reference Laboratory; our ability to realize the expected synergies and other benefits from the merger with Provant Health Solutions; our ability to successfully implement our business strategy and integrate Accountable Health Solutions’ and Provant Health Solutions’ business with ours; our ability to retain and grow our customer base; our ability to recognize operational efficiencies and reduce costs; uncertainty as to our working capital requirements over the next 12 to 24 months; our ability to maintain compliance with the financial covenants contained in our credit facilities; the rate of growth in the Health and Wellness market and such other factors as discussed in Part I, Item 1A, Risk Factors, and Part II, Item 7, Management’s Discussion and Analysis of Financial Conditions and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2016, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on May 1, 2017, as further amended by Amendment No. 2 on Form 10-K/A, filed with the SEC on May 25, 2017, and as further amended by Amendment No. 3 on Form 10-K/A, filed with the SEC on June 16, 2017, and similar discussions in our other filings with the Securities and Exchange Commission ("SEC").
Investors should consider these factors before deciding to make or maintain an investment in our securities. The forward-looking statements included in this prospectus are based on information available to us as of the date of this prospectus. We expressly disclaim any intent or obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances, or to reflect the occurrence of unanticipated events, after the date of this prospectus, except as required by law.
USE OF PROCEEDS
This prospectus relates to shares of our common stock that may be offered and sold from time to time by Lincoln Park. We will receive no proceeds from the sale of shares of our common stock by Lincoln Park in this offering. We may receive up to $10,000,000 in aggregate gross proceeds under the Purchase Agreement from any sales we make to Lincoln Park pursuant to the Purchase Agreement after the date of this prospectus. We will incur all costs associated with this registration statement and prospectus.
We expect to use any proceeds that we receive under the Purchase Agreement for working capital and general corporate purposes.
LINCOLN PARK TRANSACTION
General
On August 31, 2017, we entered into the Purchase Agreement and the Registration Rights Agreement with Lincoln Park. Pursuant to the terms of the Purchase Agreement, Lincoln Park has agreed to purchase from us up to $10,000,000 of our common stock (subject to certain limitations) from time to time during the term of the Purchase Agreement. On November 30, 2017, we amended the Purchase Agreement and the Registration Rights Agreement to, among other things, extend the period within which we must file with the SEC the registration statement that includes this prospectus. Pursuant to the terms of the Registration Rights Agreement, as so amended, we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act the shares that have been or may be issued to Lincoln Park under the Purchase Agreement.

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Pursuant to the terms of the Purchase Agreement, at the time we signed the Purchase Agreement and the Registration Rights Agreement, we issued 450,000 Commitment Shares to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement. In addition, in connection with a required consent for us to enter into the Purchase Agreement, we issued 50,000 shares to Aracle.
We do not have the right to commence any sales to Lincoln Park under the Purchase Agreement until certain conditions set forth in the Purchase Agreement, all of which are outside of Lincoln Park’s control, have been satisfied, including the registration statement that includes this prospectus being declared effective by the SEC. Thereafter, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase shares of our common stock in amounts up to 25,000 shares on any single business day, which amounts may be increased to up to 80,000 shares of our common stock depending on the market price of our common stock at the time of sale but in no event greater than $500,000 per such purchase. The purchase price per share is based on the market price of our common stock immediately preceding the time of sale as computed under the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.
The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates exceeding the Beneficial Ownership Cap.
Purchase of Shares Under the Purchase Agreement
Under the Purchase Agreement, on any business day selected by us, provided that the closing sale price of our common stock is not below the then effective par value of our common stock on such business day, we may direct Lincoln Park to purchase up to 25,000 shares of our common stock on any such business day, which we refer to as a “Regular Purchase,” provided, however, that (i) the Regular Purchase may be increased to up to 40,000 shares, provided that the closing sale price of our common stock is not below $0.75 on the purchase date, (ii) the Regular Purchase may be increased to up to 60,000 shares, provided that the closing sale price of our common stock is not below $1.00 on the purchase date, and (iii) the Regular Purchase may be increased to up to 80,000 shares, provided that the closing sale price of our common stock is not below $1.25 on the purchase date. In each case, the maximum amount of any single Regular Purchase may not exceed $500,000 per purchase. The purchase price per share for each such Regular Purchase will be equal to the lower of:

•	the lowest sale price for our common stock on the purchase date of such shares; or

•
the arithmetic average of the three lowest closing sale prices for our common stock during the 12 consecutive business days ending on the business day immediately preceding the purchase date of such shares.

In addition to Regular Purchases described above, we may also direct Lincoln Park, on any business day on which we have properly submitted a Regular Purchase notice and the closing sale price of our common stock is not below $0.50 (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement), to purchase an additional amount of our common stock, which we refer to as an “Accelerated Purchase,” not to exceed the lesser of:

•	25% of the aggregate shares of our common stock traded during normal trading hours on the purchase date; and

•	300% of the number of purchase shares purchased pursuant to the corresponding Regular Purchase.

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The purchase price per share for each such Accelerated Purchase will be equal to the lower of:

•
95% of the volume weighted average price during (i) the entire trading day on the purchase date, if the volume of shares of our common stock traded on the purchase date has not exceeded a volume maximum calculated in accordance with the Purchase Agreement, or (ii) the portion of the trading day of the purchase date (calculated starting at the beginning of normal trading hours) until such time at which the volume of shares of our common stock traded has exceeded such volume maximum; and

•	the closing sale price of our common stock on the accelerated purchase date.
In addition to the Regular Purchases and Accelerated Purchases described above, from time to time after the 10th day following the date that we are first able to begin selling shares to Lincoln Park under the Purchase Agreement, we may also direct Lincoln Park, on any business day that the closing price of our common stock is not below $0.75 (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction), to purchase additional amounts of our common stock, which we refer to as an “Additional Purchase,” provided, however, that (i) we may direct Lincoln Park to purchase shares in an Additional Purchase only if at least 30 business days have passed since the most recent Additional Purchase, as applicable, was completed, (ii) Lincoln Park’s committed obligation under any single Additional Purchase shall not exceed 500,000 purchase shares, and (iii) Lincoln Park’s committed obligation under all Additional Purchases shall not exceed 2,500,000 purchase shares in the aggregate.
The purchase price for each such Additional Purchase shall be equal to the lower of:

•	95% of the purchase price under a Regular Purchase on the date we give notice for the related Additional Purchase; or

•	$1.00 per share.
In the case of the Regular Purchases, Accelerated Purchases and Additional Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.
Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park.
Events of Default
Events of default under the Purchase Agreement include the following:

•
the effectiveness of the registration statement of which this prospectus forms a part lapses for any reason (including, without limitation, the issuance of a stop order), or any required prospectus supplement and accompanying prospectus are unavailable for the resale by Lincoln Park of our common stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period;

•	suspension by our principal market of our common stock from trading for a period of one business day;

•
the de-listing of our common stock from the OTCQX Market operated by the OTC Markets Group, Inc., our principal market, provided our common stock is not immediately thereafter trading on the New York Stock Exchange, The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global

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Select Market, the NYSE American, the NYSE Arca, the OTC Bulletin Board, or the OTCQB operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing);

•	the failure of our transfer agent to issue to Lincoln Park shares of our common stock within three business days after the applicable date on which Lincoln Park is entitled to receive such shares;

•
any breach of the representations or warranties or covenants contained in the Purchase Agreement or Registration Rights Agreement that has or could have a material adverse effect on us and, in the case of a breach of a covenant that is reasonably curable, that is not cured within five business days;

•	any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us; or

•	if at any time we are not eligible to transfer our common stock electronically.
Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside of Lincoln Park’s control, we may not direct Lincoln Park to purchase any shares of our common stock under the Purchase Agreement.
Our Termination Rights
We have the unconditional right, at any time after the effectiveness of this registration statement, for any reason and without any payment or liability to us, to give notice to Lincoln Park to terminate the Purchase Agreement. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.
No Short-Selling or Hedging by Lincoln Park
Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.
Prohibitions on Variable Rate Transactions
There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Purchase Agreement.
Effect of Performance of the Purchase Agreement on Our Stockholders
All 4,091,783 shares registered in this offering are expected to be freely tradable. It is anticipated that shares registered in this offering which have been or may be issued or sold by us to Lincoln Park under the Purchase Agreement will be sold over a period of up to 36 months commencing on the date that the registration statement including this prospectus becomes effective. The sale by the Selling Stockholders of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to Lincoln Park, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. In addition, if we sell shares to Lincoln Park at a price per share lower than $0.80, we may be required to issue additional shares to the purchasers in our 2017 private

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offering pursuant to the “full ratchet” provisions set forth in the securities purchase agreements we entered into with such purchasers. If the ratchet is triggered, we would be required to issue a number of additional shares of our common stock sufficient to cause the effective price per share paid by the purchasers in the 2017 private offering to be equal to the new offering price, subject to certain limitations set forth in the securities purchase agreements we entered into with such purchasers. If the ratchet provision is triggered, we would be required to issue a maximum of 831,289 shares to the purchasers in the 2017 private offering, including 48,352 shares to Lincoln Park and 24,176 shares to Aracle, each of which participated in the offering. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us. The ratchet provisions lapse on the one-year anniversary of each purchaser’s execution of an applicable securities purchase agreement, the latest of which was executed on May 24, 2017.
Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $10,000,000 of our common stock, exclusive of the 450,000 shares issued to Lincoln Park on such date as a commitment fee. Depending on the price per share at which we sell our common stock to Lincoln Park pursuant to the Purchase Agreement, we may need to sell to Lincoln Park under the Purchase Agreement more shares of our common stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $10,000,000 total commitment available to us under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional shares of our common stock, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Lincoln Park under this prospectus is dependent upon the number of shares we direct Lincoln Park to purchase under the Purchase Agreement.
The Purchase Agreement prohibits us from issuing or selling to Lincoln Park under the Purchase Agreement any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would exceed the Beneficial Ownership Cap.
The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of shares to Lincoln Park under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share	Number of Registered Shares to be Issued if Full Purchase (1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park (2)	Proceeds from the Sale of Shares to Lincoln Park Under the $10M Purchase Agreement
$0.55	3,591,783	11.52%	$1,975,480
$0.64 (3)	3,591,783	11.52%	$2,298,741
$0.80	3,591,783	11.83%	$2,873,426
$1.00	3,591,783	11.83%	$3,591,783
$1.50	3,591,783	11.83%	$5,387,674

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(1)
Although the Purchase Agreement provides that we may sell up to $10,000,000 of our common stock to Lincoln Park, we are only registering 4,091,783 shares under this prospectus (inclusive of the 450,000 commitment shares issued to Lincoln Park upon execution of the Purchase Agreement, the 50,000 shares issued to Aracle in connection with its consent to the Purchase Agreement and 3,591,783 shares that we may require Lincoln Park to purchase under the Purchase Agreement). As a result, this table contemplates the sale of 3,591,783 shares to Lincoln Park at the assumed average purchase price per share.

(2)
The denominator consists of three components. The first is 26,768,498 shares outstanding as of December 19, 2017, which includes the issuance of 450,000 commitment shares issued to Lincoln Park upon the execution of the Purchase Agreement, and the 50,000 shares issued to Aracle in connection with its consent to the Purchase Agreement The second is the number of shares set forth in the adjacent column which we would have sold to Lincoln Park. The third is the number of ratchet shares, if any, which we are required to issue in connection with a sale to Lincoln Park at less than $0.80 per share that occurs while the ratchet right remains in effect. The numerator is based on the number of shares issuable under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column.

(3)	The closing sale price of our common stock on December 19, 2017.

DETERMINATION OF OFFERING PRICE
The prices at which the shares covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our common stock, by negotiations between the Selling Stockholders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”
SELLING STOCKHOLDERS
This prospectus relates to the possible resale by Lincoln Park of shares of our common stock that have been or may be issued to Lincoln Park pursuant to the Purchase Agreement, and the possible sale by Aracle of the shares issued to it in connection with its consent to our entering into the Purchase Agreement. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with Lincoln Park on August 31, 2017 (as amended) concurrently with our execution of the Purchase Agreement, in which we agreed to provide certain registration rights with respect to sales by Lincoln Park of the shares of our common stock that have been or may be issued to Lincoln Park under the Purchase Agreement.
Lincoln Park may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we have issued or may issue to Lincoln Park under the Purchase Agreement. The Selling Stockholders may sell some, all or none of their shares. We do not know how long the Selling Stockholders will hold their shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of their shares.
The following table presents information regarding the Selling Stockholders and the shares that they may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Selling Stockholders, and reflects its holdings as of December 19, 2017. Neither Lincoln Park nor any of its affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder. The percentage of shares beneficially owned prior to the offering is based on 26,768,498 shares of our common stock actually outstanding as of December 19, 2017.

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Selling Stockholders	Shares Beneficially Owned Before this Offering		Percentage of Outstanding Shares Beneficially Owned Before this Offering		Shares to be Sold in this Offering		Percentage of Outstanding Shares Beneficially Owned After this Offering(1)
Lincoln Park Capital Fund, LLC (2)	1,064,974	(3)	3.98%	(4)	4,041,783	(5)	2.03%
Aracle SPF V, LLC	674,003	(6)	2.42%		50,000		2.06%

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(1)
Assumes the sale of all shares of our common stock registered pursuant to this prospectus, although the Selling Stockholders are under no obligation known to us to sell any shares of our common stock at this time.

(2)
Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, are deemed to be beneficial owners of all of the shares of our common stock owned by Lincoln Park Capital Fund, LLC. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. Lincoln Park Capital, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.

(3)
Represents (i) 222,222 shares of our common stock issued to Lincoln Park pursuant to our 2016 private offering, (ii) 225,000 shares of our common stock issued to Lincoln Park pursuant to our 2017 private offering, (iii) 55,252 shares of our common stock issued to Lincoln Park pursuant to the ratchet provision in the 2016 private offering, which was triggered by the 2017 private offering, (iv) 112,500 shares of our common stock, representing the maximum aggregate number of shares that may be issued to Lincoln Park as of the date of this prospectus upon exercise of warrants to purchase our common stock, at certain fixed prices (that may be subject to adjustment as provided in such warrants), which warrants were acquired by Lincoln Park in connection with our 2017 private offering, and (v) 450,000 Commitment Shares of our common stock issued to Lincoln Park upon our execution of the Purchase Agreement as a fee for its commitment to purchase shares of our common stock under the Purchase Agreement, all of which shares are covered by the registration statement that includes this prospectus. We have excluded from the number of shares beneficially owned by Lincoln Park prior to the offering all of the additional shares of our common stock that Lincoln Park may be required to purchase pursuant to the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of Lincoln Park’s control, including the registration statement of which this prospectus is a part becoming and remaining effective. Furthermore, under the terms of the Purchase Agreement, issuances and sales of shares of our common stock to Lincoln Park are subject to certain limitations on the amounts we may sell to Lincoln Park at any time, including the Beneficial Ownership Cap. See the description under the heading “The Lincoln Park Transaction” for more information about the Purchase Agreement.

(4)
Based on 26,768,498 outstanding shares of our common stock as of December 19, 2017, which includes the 450,000 Commitment Shares we issued to Lincoln Park on August 31, 2017 and the 50,000 shares of our common stock issued to Aracle on August 31, 2017.

(5)
Although the Purchase Agreement provides that we may sell up to $10,000,000 of our common stock to Lincoln Park, only 4,091,783 shares of our common stock are being offered under this prospectus, which represents: (i) 450,000 Commitment Shares issued to Lincoln Park upon our execution of the Purchase Agreement as a fee for its commitment to purchase shares of our common stock under the Purchase Agreement; (ii) an aggregate of 3,591,783 shares of our common stock that may be sold by us to Lincoln Park at our discretion from time to time over a 36-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the SEC has declared effective the registration statement that includes this prospectus, and (iii) 50,000 shares previously issued to Aracle. Depending on the price per share at which we sell our common stock to Lincoln Park pursuant to the Purchase Agreement, we may need to sell to Lincoln Park under the Purchase Agreement more shares of our common stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $10,000,000 total commitment available to us under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional shares. The number of shares ultimately offered for resale by Lincoln Park is dependent upon the number of shares we sell to Lincoln Park under the Purchase Agreement.

(6)
Represents (i) 222,223 shares of our common stock issued to Aracle pursuant to our 2016 private offering, (ii) 112,500 shares of our common stock issued to Aracle pursuant to our 2017 private offering, (iii) 55,252 shares of our common stock issued to Aracle pursuant to the ratchet provision in the 2016 private offering, which was triggered by the 2017 private offering, (iv) 56,250 shares of our common stock, representing the maximum aggregate number of shares that may be issued to Aracle as of the date of this prospectus upon exercise of warrants to purchase our common stock, at certain fixed prices (that may be subject to adjustment as provided in such warrants), which warrants were acquired by Aracle in connection with our 2017 private offering, (v) 177,778 shares of our common stock issued to Aracle pursuant to our rights offering in 2016, and (vi) 50,000 shares of our common stock issued to Aracle in connection with its consent to our execution of the Purchase Agreement, all of which shares are covered by the registration statement that includes this prospectus.

PLAN OF DISTRIBUTION
An aggregate of up to 4,091,783 shares of our common stock may be offered by this prospectus by Lincoln Park and Aracle, which we refer to in this prospectus collectively as the Selling Stockholders. The common stock may be

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sold or distributed from time to time by the Selling Stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for the common stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.
In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.
Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.
Lincoln Park has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions.
Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Selling Stockholders and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Lincoln Park can presently estimate the amount of compensation that any agent will receive.
We know of no existing arrangements between Lincoln Park or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the Selling Stockholders, and any other required information.
We will pay the expenses incident to the registration, offering, and sale of the shares to Lincoln Park. We have agreed to indemnify the Selling Stockholders and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Stockholders have agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Stockholders specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

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Lincoln Park has represented to us that at no time prior to the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.
We have advised the Selling Stockholders that each of them is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.
This offering will terminate on the date that all shares offered by this prospectus have been sold by the Selling Stockholders.
Our common stock is quoted on the OTCQX Market operated by the OTC Markets Group, Inc. under the ticker symbol “HPHW.”
Blue Sky Restrictions on Resale
If the Selling Stockholders desire to sell shares of our common stock under this prospectus in the United States, then the Selling Stockholder will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.
Any person who purchases shares of our common stock from the Selling Stockholders under this prospectus who then desires to sell such shares also will have to comply with Blue Sky laws regarding secondary sales
DESCRIPTION OF SECURITIES
The following description of our common stock is not complete and may not contain all the information you should consider before investing in our common stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, which has been publicly filed with the SEC. Please see the section titled “Where You Can Find More Information.”
As of the date of this prospectus, our certificate of incorporation, as amended, authorizes up to 240,000,000 shares of common stock, par value $0.04 per share. As of December 19, 2017 there were 26,768,498 shares of our common stock issued and outstanding, which shares were held by 721 shareholders of record, and no shares of preferred stock outstanding. In addition, as of December 19, 2017, there were 2,401,357 shares of our common stock that may be issued upon the exercise of outstanding stock options and the vesting of outstanding restricted stock units, and 4,280,841 shares of our common stock that may be issued upon the exercise of outstanding warrants. As of

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December 19, 2017, there are 752,395 shares of our common stock reserved for future issuance under the Third Amended and Restated Omnibus Incentive Plan.
On June 8, 2016, our shareholders approved a 1-for-15 reverse split of our issued and outstanding common stock. The reverse split was effective on June 15, 2016. No fractional shares were issued as a result of the reverse stock split. In lieu of issuing fractional shares, we paid cash to any shareholder who otherwise would have been entitled to receive fractional shares as a result of the reverse stock split.
Each share of our common stock has the same relative rights as, and is identical in all respects with, each other share of our common stock.
Holders of our common stock are entitled to one vote per share on all matters requiring shareholder action, including, but not limited to, the election of directors. Holders of our common stock are not entitled to cumulate their votes for the election of directors.
Holders of our common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available for the payment of dividends.
Holders of our common stock are not entitled to a liquidation preference in respect of their shares of our common stock. Upon liquidation, dissolution or winding up of our company, the holders of our common stock would be entitled to receive pro rata all assets remaining for distribution to shareholders after the payment of all liabilities of our company.
Holders of our common stock have no preemptive or subscription rights and have no rights to convert their common stock into any other securities. Our common stock is not subject to call or redemption.
Transfer Agent
The transfer agent for our common stock is American Stock Transfer and Trust Company.
Listing
Our common stock is quoted on the OTCQX Market operated by the OTC Markets Group, Inc. under the ticker symbol “HPHW.”

MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information
Our common stock is quoted on the OTCQX Market operated by the OTC Markets Group, Inc. under the symbol “HPHW.” Prior to May 2, 2017, our common stock was listed on the NYSE MKT under the symbol “HH.” On June 15, 2016, we completed a 1-for-15 reverse stock split. The share prices in the table below are shown on a post-split basis. The following table shows the high and low per-share sale prices of our common stock for the periods indicated:

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	High	Low
2015
First Quarter	$9.45	$6.60
Second Quarter	7.80	2.85
Third Quarter	4.20	1.65
Fourth Quarter	3.45	0.90
2016
First Quarter	$2.70	$0.75
Second Quarter	2.70	1.05
Third Quarter	2.42	1.16
Fourth Quarter	1.36	0.73
2017
First Quarter	$0.98	$0.65
Second Quarter	1.10	0.53
Third Quarter	0.72	0.52
December 19, 2017	0.73	0.61

Holders
According to the records of our transfer agent, American Stock Transfer & Trust Company, Brooklyn, New York, as of December 19, 2017, there were 721 holders of record of our common stock.
Dividends
No dividends were paid during the nine month periods ended September 30, 2017 and 2016. We are precluded from declaring or making any dividend payments or other distributions of assets with respect to any class of our equity securities under the terms of our 2016 Credit and Security Agreement and our Credit Agreement, each as described in Note 8 to the unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended September 30, 2017, filed with the SEC on November 14, 2017.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth information relating to our equity compensation plans as of December 31, 2016.

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	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders(1)	403,986	$4.62	299,041 (2)
Equity compensation plans not approved by security holders	____	____	____
__________________

(1)
As of December 31, 2016, the Second Amended and Restated Hooper Holmes, Inc. 2011 Omnibus Incentive Plan (the “2011 Plan”), the Hooper Holmes, Inc. 2008 Omnibus Employee Incentive Plan (the “2008 Plan”), and the Hooper Holmes, Inc. 2007 Non-Employee Director Restricted Stock Plan (the “2007 Plan”) were the three equity compensation plans that were in effect and under which the Company may make future awards. The number of shares available for grant under each plan as of December 31, 2016, is as follows: 2011 Plan –239,028; 2008 Plan – 36,013; 2007 Plan – 24,000.

(2)
On August 10, 2017, the Third Amended and Restated Hooper Holmes, Inc. 2011 Omnibus Employee Incentive Plan (the “Third Amended and Restated Incentive Plan”) was adopted by the shareholders of the Company, which increased the number of shares available for issuance under the plan to 3,650,000. As of December 19, 2017, there are 1,457,195 shares available for issuance under the Third Amended and Restated Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below sets forth information available to us as of December 19, 2017, regarding the beneficial ownership of our common stock by (i) each person, or group of affiliated persons, known by us to beneficially own more than five percent (5%) of the outstanding shares of our common stock, (ii) each of our directors and director nominees, (iii) each of our named executive officers listed in the Summary Compensation Table located elsewhere in this prospectus, and (iv) all of our directors and executive officers as a group.
The information in the table has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC’s rules, a person is deemed to own beneficially all securities as to which that person owns or shares voting or dispositive power, as well as all securities which such person may acquire within 60 days through the exercise of currently available conversion rights or options. If two or more persons share voting or dispositive power with respect to specific securities, all of such persons may be deemed to be the beneficial owner of such securities. Information with respect to persons other than the holders listed in the table below that share beneficial ownership with respect to the securities shown is set forth in certain of the footnotes to the table.
Except as otherwise noted, the number of shares owned and percentage ownership in the following table is based on 26,768,498 shares of our common stock outstanding on December 19, 2017, plus 179,800 shares that certain

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executive officers have the right to acquire within 60 days of December 19, 2017, upon the exercise of outstanding options.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding

5% Shareholders:
WH-HH Holdings, LLC 100 Federal Street Boston, MA 02110	12,519,259 (1)	46.45%
John Pappajohn 666 Walnut Street, Suite 2116 Des Moines, IA 50309	1,750,930 (2)	6.50%

Named Executive Officers and Directors:
Ronald V. Aprahamian	758,056 (3)	2.81%
Steven R. Balthazor(4)	30,331 (5)	*
Frank Bazos	12,587,859 (6)	46.71%
Paul Daoust	189,873	*
Henry E. Dubois	249,821 (7)	*
Larry Ferguson	139,976	*
James Foreman	68,600	*
Thomas Watford	119,832	*

All Directors and Executive Officers as a Group (8 persons)	14,144,348	52.84%
__________________

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*	Represents less than one percent of the outstanding shares of our common stock.

(1)	WW-HH Holdings, LLC filed a Schedule 13D on May 21, 2017, disclosing that it has sole voting and dispositive power with respect to these shares.

(2)	John Pappajohn filed a Schedule 13G on April 21, 2017, disclosing that it has sole voting and dispositive power with respect to these shares.

(3)	Includes 4,000 shares held by Mr. Aprahamian as trustee for his late mother’s trust.

(4)
On November 16, 2017, Kevin Johnson was appointed to replace Mr. Balthazor as our Chief Financial Officer, as described in our Current Report on Form 8-K, filed with the SEC on November 21, 2017. Except for stock options that have not vested, Mr. Johnson doesn’t own any shares of our common stock as of the date of this prospectus.

(5)	Includes 23,200 shares that Mr. Balthazor has the right to acquire within 60 days of December 19, 2017, upon the exercise of outstanding options.

(6)	Mr. Bazos has shared voting and dispositive power with respect to these shares, which are owned of record by WH-HH Holdings, LLC. Mr. Bazos disclaims beneficial ownership of these shares.

(7)	Includes 156,600 shares that Mr. Dubois has the right to acquire within 60 days of December 19, 2017, upon the exercise of outstanding options.

LEGAL MATTERS
Certain legal matters relating to the issuance of the securities offered by this prospectus will be passed upon for us by Spencer Fane LLP, Kansas City, Missouri.
EXPERTS
The consolidated financial statements of Hooper Holmes, Inc. as of December 31, 2016, and for the year then ended, have been audited by Mayer Hoffman McCann P.C., an independent registered public accounting firm, as stated in their report which is incorporated by reference herein. Such financial statements have been incorporated by reference herein in reliance on the report of such firm given on the authority of said firm as experts in auditing and accounting.
The audit report covering the December 31, 2016 consolidated financial statements contains an explanatory paragraph that states that the Company has suffered recurring losses from operations, negative cash flows from operations and other related liquidity concerns, which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.
The consolidated financial statements of Hooper Holmes, Inc. as of December 31, 2015, and for the year then ended, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein. Such financial statements have been incorporated by reference herein in reliance on the report of such firm given on the authority of said firm as experts in auditing and accounting.

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The audit report covering the December 31, 2015 consolidated financial statements contains an explanatory paragraph that states that the Company has suffered recurring losses from operations, negative cash flows from operations and other related liquidity concerns, which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.
Hooper Holmes, Inc. has agreed to indemnify and hold KPMG LLP harmless against and from any and all legal costs and expenses incurred by KPMG LLP in successful defense of any legal action or proceeding that arises as a result of KPMG LLP’s consent to incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in this registration statement.
The financial statements of Provant Health Solutions, LLC as of December 31, 2016 and December 31, 2015, and for each of the years in the two-year period ended December 31, 2016 incorporated in this prospectus by reference to the Current Report on Form 8-K of Hooper Holmes, Inc. dated May 12, 2017, have been audited by RSM US LLP, an independent auditor, as stated in their report thereon incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public at the SEC’s Internet web site at http://www.sec.gov.
We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not include all of the information contained in the Registration Statement and the included exhibits, financial statements and schedules. You are referred to the Registration Statement, the included exhibits, financial statements and schedules for further information. This prospectus is qualified in its entirety by such other information.
We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.hooperholmes.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website, and you should not consider the contents of our website in making an investment decision with respect to our common stock.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we have filed with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference are:

•	Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 9, 2017, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on May 1, 2017, as further

22

amended by Amendment No. 2 on Form 10-K/A, filed with the SEC on May 25, 2017, and as further amended by Amendment No. 3 on Form 10-K/A, filed with the SEC on June 16, 2017;

•
Our Quarterly Report on Form 10-Q for the period ended March 31, 2017, filed with the SEC on May 15, 2017, our Quarterly Report on Form 10-Q for the period ended June 30, 2017, filed with the SEC on August 14, 2017, and our Quarterly Report on Form 10-Q for the period ended September 30, 2017, filed with the SEC on November 14, 2017;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 30, 2017; and

•
Our Current Reports on Form 8-K, filed with the SEC on March 8, 2017, March 20, 2017, March 22, 2017, April 20, 2017, May 12, 2017 (as amended by the Form 8-K/A filed with the SEC on December 20, 2017), May 31, 2017, August 10, 2017, August 14, 2017, September 1, 2017, September 22, 2017, November 9, 2017, November 21, 2017, and December 6, 2017.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the Registration Statement containing this prospectus and prior to the effectiveness of the Registration Statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the Registration Statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents and will be automatically updated and, to the extent described above, supersede information contained or incorporated by reference in this prospectus and previously filed documents that are incorporated by reference in this prospectus.
Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02, 7.01 or 9.01 of Form 8-K.
Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: 560 North Rogers Road, Olathe, Kansas 66062; Attention: Investor Relations, telephone: (913) 764-1045. We maintain a website at http://www.hooperholmes.com. You may access our definitive proxy statements on Schedule 14A, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and periodic amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus. We have not authorized any one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

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UP TO 4,091,783 SHARES OF COMMON STOCK
PRELIMINARY PROSPECTUS DECEMBER 20, 2017

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.

SEC registration fee	$341.32
*Accounting fees and expenses	35,000
*Legal fees and expenses	30,000
*Miscellaneous	1,500
*Total	$66,841.32

*	Estimated pursuant to Item 511 of Regulation S-K.
Item 14. Indemnification of Directors and Officers.
Indemnification Under the New York General Corporation Law
Pursuant to Section 5.1 of the Registrant’s Restated By-Laws, the Registrant agrees to indemnify any person who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, including an action by or in the right of the Registrant to procure a judgment in its favor and an action by or in the right of any other entity, which any director or officer of the Registrant is serving, has served or has agreed to serve in any capacity at the request of the Registrant, by reason of the fact that such person (or such person’s testator or intestate) is or was or has agreed to become a director or officer of the Registrant or is or was serving or has agreed to serve such other entity in any capacity, against judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and costs, charges and expenses, including attorneys' fees, incurred in connection with such action or proceeding or any appeal therein, in each case to the fullest extent permissible under Sections 721-726 of the Business Corporation Law of the State of New York (the “BCL”). Notwithstanding the foregoing, the Registrant shall not indemnify any such person if a judgment or other final adjudication adverse to the director or officer establishes that

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(i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.
Reference is made to Sections 721-726 of the BCL, which are summarized below.
Section 721 of the BCL provides, among other things, that indemnification pursuant to the BCL will not be deemed exclusive of other indemnification rights to which a director or officer may be entitled, provided that no indemnification may be made if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty, and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.
Section 722(a) of the BCL provides, among other things, that a corporation may indemnify a person made, or threatened to be made, a party to any civil or criminal action or proceeding, other than an action by or in the right of the corporation to procure judgment in its favor but including an action by or in the right of any other corporation or entity which any director or officer served in any capacity at the request of the corporation, by reason of the fact that he or his testator or intestate was a director or officer of the corporation or served such other entity in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service to any other entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. With respect to actions by or in the right of the corporation to procure judgment in its favor, Section 722(c) of the BCL provides that a person who is or was a director or officer of the corporation or who is or was serving at the request of the corporation as a director or officer of any other corporation or entity may be indemnified against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense or settlement of such an action, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service to any other entity, not opposed to, the best interests of the corporation and that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and to the extent an appropriate court determines that the person is fairly and reasonably entitled to partial or full indemnification.
Section 723 of the BCL specifies, among other things, the manner in which the corporation may authorize payment of such indemnification. It provides that a director or officer who has been successful, whether on the merits or otherwise, in defending an action or proceeding of the character described in Section 722 of the BCL, shall be entitled to indemnification by the corporation. Except as provided in the preceding sentence, indemnification may be made by the corporation only if authorized in the specific case by one of the corporate actions set forth in Section 723 (unless ordered by a court under Section 724 of the BCL).
Section 724 of the BCL provides, among other things, that upon proper application by a director or officer, indemnification shall be awarded by a court to the extent authorized under Sections 722 and 723(a) of the BCL.
Section 725 of the BCL contains, among other things, certain other miscellaneous provisions affecting the indemnification of directors and officers, including provision for the return of amounts paid as indemnification if any such person is ultimately found not to be entitled to the indemnification.

Section 726 of the BCL authorizes the purchase and maintenance of insurance to indemnify (i) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the above sections, (ii) directors and officers in instances in which they may be indemnified by a corporation under such sections, and (iii) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such sections, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.
In addition, Section 402(b) of the BCL provides that a corporation may include a provision in its certificate of incorporation limiting the liability of its directors to the corporation or its shareholders for damages for the breach of any duty, except for a breach involving intentional misconduct, bad faith, a knowing violation of law or receipt of an improper personal benefit or for certain illegal dividends, loans or stock repurchases. Article Eleventh of the Registrant’s Amended and Restated Certificate of Incorporation contains such a provision.
Further, the Registrant maintains insurance policies that insure its officers and directors against certain liabilities. The Registrant has also entered into agreements with certain of its officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as officers to the fullest extent permitted by law.
Item 15. Recent Sales of Unregistered Securities.
In the three years preceding the filing of this Registration Statement, we have issued the following securities that were not registered under the Securities Act. On June 15, 2016, we completed a one-for-fifteen reverse stock split. For issuances prior to June 15, 2016, we have described the original issuance amounts and included an explanation of the post-split adjustments.
In connection with the Company’s acquisition of Accountable Health Solutions, Inc. pursuant to the Purchase Agreement dated April 17, 2015, the Company issued 6,500,000 shares of its common stock, par value $0.04 per share (“Common Stock”) (433,334 shares of Common Stock on a post-split basis) to Accountable Health, Inc.
On April 17, 2015, pursuant to the Credit Agreement entered into among the Company, SWK Funding, LLC (“SWK”) and the other parties thereto as of such date, the Company issued to SWK Warrant No. SWK-1 for 8,152,174 shares of Common Stock (543,479 shares of Common Stock on a post-split basis), exercisable pursuant to the terms thereof, which was amended and restated in its entirety by Warrant No. SWK-2 for 543,479 shares of Common Stock, issued by the Company to SWK as of October 4, 2016 (the “SWK Prior Warrant”). On May 11, 2017, pursuant to the A&R Credit Agreement entered into among the Company, SWK and the other parties thereto as of such date, the Company issued to SWK Warrant No. SWK-3 (the “Warrant No. SWK-3”), which amended and restated the SWK Prior Warrant in its entirety. Warrant No. SWK-3 is exercisable at any time up to and including May 11, 2024. Upon exercise of Warrant No. SWK-3, the Company is obligated to issue to SWK 1,317,289 shares of Common Stock at a strike price of $0.84 per share (543,479 shares of Common Stock plus an additional 773,810 shares of Common Stock). Warrant No. SWK-3 is exercisable on a cashless basis. In the event Warrant No. SWK-3 is exercised on a cashless basis, the Company will not receive any proceeds. The exercise price of Warrant No. SWK-3 is subject to customary adjustment provisions for stock splits, stock dividends, recapitalizations and the like. Warrant No. SWK-3 grants the holder certain piggyback registration rights.

Pursuant to a securities purchase agreement executed on March 28, 2016, the Company issued and sold 10,000,000 shares of its Common Stock (666,667 shares of Common Stock on a post-split basis) to 200 NNH, LLC, an affiliate of Kanon Ventures, LLC, subject to an 18-month lock-up period.
On March 31, 2016, the Company issued 714,286 shares of its Common Stock (47,620 shares of Common Stock on a post-split basis) to SWK pursuant to the Second Amendment to Credit Agreement dated March 28, 2016 by and between the Company and SWK.
From September 15, 2016 to October 15, 2016, the Company conducted a private offering to certain accredited investors in which it sold $1,875,000 of its Common Stock at a purchase price of $1.35 per share of Common Stock plus one warrant per share of Common Stock with a strike price of $2.00 per warrant share (the “2016 Private Offering”). The Company issued 1,388,889 shares of its Common Stock and warrants to purchase up to an additional 1,388,889 shares of Common Stock at an exercise price of $2.00 per share in connection with the 2016 Private Offering. These warrants were subsequently terminated in connection with the 2017 Private Offering (as defined below).
Each purchaser in the 2016 Private Offering executed a Securities Purchase Agreement (each, a “2016 SPA”). The 2016 SPAs provided the purchasers piggyback registration rights to register and sell shares acquired under the 2016 SPA if the Company were to undertake a registered securities offering on Form S-1 or S-3 prior to the time at which the purchasers’ shares may be resold under Rule 144 of the Securities Act. These piggyback rights expired in March 2017. In addition, if the Company were to make another private or public offering of Common Stock, preferred securities, or securities convertible, exercisable, or exchangeable for Common Stock at a price per share lower than $1.35, each 2016 SPA would require the Company to issue additional shares of Common Stock to the purchasers in a number sufficient to cause the effective price per share paid by the purchasers in the 2016 Private Offering to be equal to the new offering price. All of the shares issuable under this “full ratchet” provision were issued at the time of the 2017 Private Offering (discussed below).
From March 2, 2017 to May 24, 2017, the Company conducted a private offering to certain accredited investors in which it sold $3,500,000 of its Common Stock at a purchase price of $0.80 per share of Common Stock plus one-half warrant per share of Common Stock with a strike price of $1.35 per warrant share (the “2017 Private Offering”). The Company issued 4,375,000 shares of Common Stock and warrants to purchase up to an additional approximately 2,187,500 shares of Common Stock at an exercise price of $1.35 per share (the “2017 Private Offering Warrants”) in connection with the 2017 Private Offering.
The 2017 Private Offering triggered the ratchet provisions under the 2016 Private Offering, which resulted in the issuance of an additional 345,324 shares of Common Stock to the investors in the 2016 Private Offering.
The 2017 Private Offering Warrants are exercisable beginning six (6) months after the date of issuance and ending on the fourth anniversary of the date of issuance. The 2017 Private Offering Warrants provide that the Company can call the warrants if the closing price of its Common Stock equals or exceeds $2.70 per share for ten consecutive trading days with a minimum trading volume of 100,000 shares per day, subject to certain additional conditions set forth in the warrants. If the holder of a 2017 Private Offering Warrant voluntarily exercises the warrant and the Company files a registration statement for the resale of the shares, the holder must pay the exercise price in cash. In all other circumstances, the exercise price may be paid via the “cashless exercise” method set forth in the 2017 Private Offering Warrant.

Each purchaser in the 2017 Private Offering executed a Securities Purchase Agreement (each, a “2017 SPA”). Each 2017 SPA provides the Purchasers piggyback registration rights to register and sell shares acquired under the Agreement if the Company were to undertake a registered securities offering on Form S-1 or S-3 prior to the time at which the Purchasers’ shares may be resold under Rule 144 of the Securities Act. The piggyback rights associated with the 2017 SPAs executed in March 2017 expired in September 2017, and the remainder, associated with 2017 SPAs executed in May 2017, will expire during November 2017.
In addition, if the Company were to make another private or public offering of Common Stock, preferred securities, or securities convertible, exercisable, or exchangeable for Common Stock at a price per share lower than $0.80, each 2017 SPA would require the Company to issue additional shares of Common Stock to the Purchasers in a number sufficient to cause the effective price per share paid by the Purchasers in the 2017 Private Offering to be equal to the new offering price. This “full ratchet” provision applies only to the shares, and not the 2017 Private Offering Warrants, issued under the 2017 SPA and lasts for a period of 12 months following the date of the final closing under the 2017 Private Offering. The “full ratchet” provision is limited, however, to 2,175 shares per unit issued under the 2017 SPAs. The Company issued a total of 350 such units, so the maximum number of ratchet shares that could be issued is 761,250 shares.
Pursuant to the 2017 SPAs, the Company has invited Dr. Robin Smith to attend all meetings of the Company’s board of directors in a nonvoting observer capacity for a period of one year. Dr. Smith will receive shares of Common Stock valued at one-half of the annual compensation paid to a director of the Company.
On May 11, 2017, in exchange for the guarantee by Century Focused Fund III, LP (“Century”) of the $2.0 million SWK seasonal revolving credit facility pursuant to a Limited Guaranty Agreement dated May 11, 2017, among Century, SWK and the Company (the “Century Guaranty”), the Company issued to WH-HH Blocker, Inc., a subsidiary of Century (“WH-HH Blocker”), a Common Stock Purchase Warrant to purchase 326,052 shares of Common Stock, with a strike price of $0.6134 per share (the “10% Warrant”). If the guarantee is called, the Company would issue to WH-HH Blocker an additional Common Stock Purchase Warrant to purchase 2,934,468 shares of Common Stock, with a strike price of $0.6134 per share (the “90% Contingent Warrant”). The 10% Warrant and the 90% Contingent Warrant will be exercisable for seven years and will each have a strike price equal to the average trading price used to determine the number of shares subject to such warrant. The 10% Warrant will not be exercisable until after May 11, 2018.
On August 8, 2017, the Company issued to SWK Warrant No. SWK-4 (“Warrant No. SWK-4”), which provides SWK with the right to purchase 450,000 shares of Common Stock at a price equal to $0.80 per share. Warrant No. SWK-4 is exercisable at any time up to and including August 8, 2024. Warrant No. SWK-4 is exercisable on a cashless basis. In the event Warrant No. SWK-4 is exercised on a cashless basis, the Company will not receive any proceeds. The exercise price of Warrant No. SWK-4 is subject to customary adjustment provisions for stock splits, stock dividends, recapitalizations and the like. Warrant No. SWK-4 grants the holder certain piggyback registration rights.
On August 31, 2017, the Company issued 450,000 shares of Common Stock to Lincoln Park as consideration for its commitment to purchase shares of the Common Stock under the Purchase Agreement entered into between the Company and Lincoln Park as of such date. In addition, in connection with a required consent for the Company to enter into the Purchase Agreement, the Company issued 50,000 shares to Aracle SPF V, LLC.

Unless otherwise noted, all of the transactions described in Item 15 were exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act in that such sales did not involve a public offering, or under Rule 506 of Regulation D promulgated under the Securities Act.
Item 16. Exhibits and Financial Statement Schedules.
A list of exhibits filed with this registration statement on Form S-1 is set forth on the Exhibit Index and is incorporated herein by reference.
Item 17. Undertakings.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
The Registrant hereby undertakes:
(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date;
(e) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective;
(f) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(g) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information; and

(h) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olathe, State of Kansas, on December 20, 2017.

HOOPER HOLMES, INC.

By: /s/ Henry E. Dubois
Henry E. Dubois Chief Executive Officer: (Principal Executive Officer)

Power of Attorney
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry E. Dubois and Kevin Johnson and each of them as attorney-in-fact, with power of substitution, in any and all capacities, to sign any and all amendments and post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/Henry E. Dubois Henry E. Dubois	Chief Executive Officer (Principal Executive Officer) and Director	December 20, 2017
/s/ Kevin Johnson Kevin Johnson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2017
/s/ Ronald V. Aprahamian Ronald V. Aprahamian	Chairman of the Board	December 20, 2017
/s/ Frank Bazos Frank Bazos	Director	December 20, 2017
/s/ Paul Daoust Paul Daoust	Director	December 20, 2017
/s/ Larry Ferguson Larry Ferguson	Director	December 20, 2017
/s/ James Foreman James Foreman	Director	December 20, 2017
Thomas A. Watford Thomas A. Watford	Director	December 20, 2017

EXHIBIT INDEX

Exhibit Number	Item
2.1
Strategic Alliance Agreement dated April 16, 2014 by and among Hooper Holmes, Inc., Heritage Labs International, LLC, Mid-America Agency Services, Incorporated and Clinical Reference Laboratory, Inc. (1)

2.2
Amendment Number 1 to the Strategic Alliance Agreement dated August 31, 2014 by and among Hooper Holmes, Inc., Heritage Labs International, LLC, Mid-America Agency Services, Incorporated and Clinical Reference Laboratory, Inc. (2)

2.3	Asset Purchase Agreement dated April 17, 2015 by and among Hooper Holmes, Inc., Jefferson Acquisition, LLC, Hooper Wellness, LLC, Accountable Health Solutions, Inc., and Accountable Health, Inc. (3)
2.4	Agreement and Plan of Merger dated March 7, 2017, by and among Hooper Holmes, Inc., Piper Merger Corp., Provant Health Solutions, LLC, and Wellness Holdings, LLC. (4)
2.5	Waiver and Consent dated as of April 19, 2017, by and among Hooper Holmes, Inc., Piper Merger Corp., Provant Health Solutions, LLC and Wellness Holdings, LLC. (5)
3.1	Amended and Restated Certificate of Incorporation of Hooper Holmes, Inc. (6)
3.2	Restated Bylaws of Hooper Holmes, Inc. (7)
4.1	Warrant dated April 17, 2015, issued by Hooper Holmes, Inc. to SWK Funding LLC. (8)
4.2	Form of Warrant issued to the Purchasers under the Securities Purchase Agreement dated March 2, 2017 (9)
4.3	Second Amended and Restated Closing Date Warrant dated May 11, 2017, issued by Hooper Holmes, Inc. to SWK Funding LLC. (10)
4.4	Common Stock Purchase Warrant dated May 11, 2017, issued by Hooper Holmes, Inc. to WH-HH Blocker, Inc. (11)
4.5	Common Stock Purchase Warrant dated May 11, 2017, issued by Hooper Holmes, Inc. to WH-HH Holdings, LLC. (12)
4.6	Common Stock Purchase Warrant dated May 9, 2017, issued by Hooper Holmes, Inc. to Ronald Aprahamian. (13)
4.7	Form of Common Stock Purchase Warrant issued to the Purchasers. (14)
4.8	Warrant dated August 8, 2017, issued by Hooper Holmes, Inc. to SWK Funding LLC. (15)
5.1	Opinion of Spencer Fane LLP.
10.1	Form of Indemnification Agreement. (16)
10.2	Hooper Holmes, Inc. 2004 Employee Stock Purchase Plan. (17)*
10.3	Hooper Holmes, Inc. 2007 Non-Employee Director Restricted Stock Plan. (18)*
10.4	Hooper Holmes, Inc. 2008 Omnibus Employee Incentive Plan (19)*
10.5	Hooper Holmes, Inc. Third Amended and Restated 2011 Omnibus Incentive Plan (20)*
10.6	Form of Executive Change-in-Control Agreement by and between Hooper Holmes, Inc. and Executive Officers of the Company (21)*
10.7	Employment Agreement between Hooper Holmes, Inc. and Henry E. Dubois. (22)*
10.8	Employment Agreement between Hooper Holmes, Inc. and Steven R. Balthazor. (23)*
10.9	Option Award Agreement dated May 11, 2017, between Hooper Holmes, Inc. and Henry Dubois. (24)*
10.10	Option Award Agreement dated May 11, 2017, between Hooper Holmes, Inc. and Steven Balthazor. (25)*
10.11	Amendment No. 1 to the Employment Agreement, dated September 18, 2017, between Hooper Holmes, Inc. and Steven R. Balthazor. (26)*
10.12	Employment Agreement dated May 11, 2017, between Hooper Holmes, Inc. and Mark Clermont.*

10.13	Employment Agreement dated September 11, 2017, between Hooper Holmes, Inc. and Kevin Johnson.*
10.14	Option Award Agreement dated September 11, 2017, between Hooper Holmes, Inc. and Kevin Johnson.*
10.15	Credit Agreement dated April 17, 2015, by and among Hooper Holmes, Inc., SWK Funding LLC and the Lenders party thereto from time to time. (27)
10.16	First Amendment dated February 25, 2016, to Credit Agreement dated April 17, 2015, by and between Hooper Holmes, Inc. and SWK Funding LLC. (28)
10.17	Second Amendment dated March 28, 2016, to Credit Agreement dated April 17, 2015, by and between Hooper Holmes, Inc. and SWK Funding LLC. (29)
10.18	Third Amendment and Limited Waiver and Forbearance dated August 15, 2016, to Credit Agreement dated April 17, 2015, by and between Hooper Holmes, Inc. and SWK Funding LLC. (30)
10.19	Fourth Amendment dated November 15, 2016, to Credit Agreement dated April 17, 2015, by and between Hooper Holmes, Inc. and SWK Funding LLC.(31)
10.20	Guarantee and Collateral Agreement dated April 17, 2015, by and among SWK Funding LLC, Hooper Holmes, Inc. and its subsidiaries. (32)
10.21	Amended and Restated Credit Agreement dated May 11, 2017, among Hooper Holmes, Inc., SWK Funding LLC and the other parties thereto. (33)
10.22	Limited Guarantee Agreement dated May 11, 2017, among SWK Funding LLC, Century Focused Fund III, LP and Hooper Holmes, Inc. (34)
10.23	Credit Agreement Side Letter dated May 11, 2017, between Hooper Holmes, Inc. and Century Focused Fund III, LP. (35)
10.24	First Amendment to Amended and Restated Credit Agreement dated August 8, 2017, among Hooper Holmes, Inc., SWK Funding LLC and the other parties thereto. (36)
10.25	Second Amendment to Amended and Restated Credit Agreement dated November 14, 2017, among Hooper Holmes, Inc., SWK Funding LLC and the other parties thereto. (37)
10.26	Limited Guaranty dated August 15, 2013, by Gary Gelman, in favor of Hooper Holmes, Inc. (38)
10.27	Limited Laboratory and Administrative Services Agreement dated April 16, 2014 by and between Hooper Holmes, Inc. and Clinical Reference Laboratory, Inc. (39)***
10.28	Amendment Number 1 to the Limited Laboratory and Administrative Services Agreement dated August 31, 2014 by and between Hooper Holmes, Inc. and Clinical Reference Laboratory, Inc. (40)
10.29	Stock Purchase Agreement dated March 28, 2016, between Hooper Holmes, Inc. and 200 NNH, LLC. (41)
10.30	Credit and Security Agreement dated April 29, 2016, by and between SCM Specialty Finance Opportunities Fund, L.P. and Hooper Holmes, Inc. and subsidiaries. (42)
10.31
First Amendment and Limited Waiver and Forbearance dated August 15, 2016, to Credit and Security Agreement dated April 29, 2016, by and between SCM Specialty Finance Opportunities Fund, L.P. and Hooper Holmes, Inc. and subsidiaries (43)

10.32
Second Amendment dated November 15, 2016, to Credit and Security Agreement dated April 29, 2016, by and between SCM Specialty Finance Opportunities Fund, L.P. and Hooper Holmes, Inc. and subsidiaries (44)

10.33
Omnibus Joinder to Loan Documents and Third Amendment to Credit and Security Agreement dated May 11, 2017, among Hooper Holmes, Inc., SCM Specialty Finance Opportunities Fund, L.P. and the other parties thereto. (45)

10.34
Waiver and Fourth Amendment to Credit and Security Agreement, dated as of November 14, 2017, among Hooper Holmes, Inc., SCM Specialty Finance Opportunities Fund, L.P. and the other parties thereto. (46)

10.35	Form of Securities Purchase Agreement dated September 15, 2016 between Hooper Holmes, Inc. and the Purchasers. (47)
10.36	Form of Securities Purchase Agreement dated March 2, 2017 between Hooper Holmes, Inc. and the Purchasers. (48)
10.37	Form of Securities Purchase Agreement between the Company and the Purchasers. (49)

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10.38	Securities Purchase Agreement dated May 11, 2017, between Hooper Holmes, Inc. and WH-HH Holdings, LLC. (50)
10.39	Securities Purchase Agreement dated May 9, 2017, between Hooper Holmes, Inc. and Ronald Aprahamian. (51)
10.40	Voting and Standstill Agreement dated May 11, 2017, between Hooper Holmes, Inc. and Century Focused Fund III, LP (and joined by WH-HH Holdings, LLC). (52)
10.41	Subordinated Promissory Note dated May 11, 2017, made by Provant Health Solutions, LLC in favor of Century Focused Fund III, LP. (53)
10.42	Purchase Agreement dated as of August 31, 2017, between Hooper Holmes, Inc. and Lincoln Park Capital Fund, LLC. (54)
10.43	Registration Rights Agreement dated as of August 31, 2017, between Hooper Holmes, Inc. and Lincoln Park Capital Fund, LLC. (55)
10.44	Amendment No. 1 to Purchase Agreement and Registration Rights Agreement dated as of November 30, 2017, between Hooper Holmes, Inc. and Lincoln Park Capital Fund, LLC.
14	Hooper Holmes, Inc. Code of Conduct and Ethics. (56)
16.1	Letter to Securities and Exchange Commission from KPMG LLP dated May 17, 2016. (57)
21	Subsidiaries of Hooper Holmes, Inc.
23.1	Consent of KPMG LLP.
23.2	Consent of Mayer Hoffman McCann P.C.
23.3	Consent of RSM US LLP.
101.INS	XBRL Instance Document**
101.SCH	XBRL Taxonomy Extension Schema Document**
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document**
101.DEF	XBRL Taxonomy Extension Label Linkbase Document**
101.LAB	XBRL Taxonomy Extension Label Linkbase Document**
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document**

*Denotes a management contract or compensatory plan or arrangement.

** Pursuant to Rule 406T of Regulation S-T, the XBRL related information in Exhibit 101 to this Report on Form 10-K shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be deemed part of a registration statement, prospectus or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filings.

***Portions of this exhibit containing confidential information have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(1)	Incorporated by reference to Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014.
(2)	Incorporated by reference to Exhibit 2.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014.
(3)	Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K dated April 21, 2015.
(4)	Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K dated March 8, 2017.

3

(5)	Incorporated by reference from the Company’s Current Report on Form 8-K, Exhibit 2.2, filed with the SEC on April 20, 2017.
(6)	Incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K dated June 2, 2010.
(7)	Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated February 17, 2011.
(8)	Incorporated by reference to Exhibit 10.2(d) of the Company’s Current Report on Form 8-K dated April 21, 2015.
(9)	Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated March 8, 2017.
(10)	Incorporated by reference from the Company’s Current Report on Form 8-K, Exhibit 4.1, filed with the SEC on May 12, 2017.
(11)	Incorporated by reference from the Company’s Current Report on Form 8-K, Exhibit 4.2, filed with the SEC on May 12, 2017.
(12)	Incorporated by reference from the Company’s Current Report on Form 8-K, Exhibit 4.3, filed with the SEC on May 12, 2017.
(13)	Incorporated by reference from the Company’s Current Report on Form 8-K, Exhibit 4.4, filed with the SEC on May 12, 2017.
(14)	Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated May 31, 2017).
(15)	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, Exhibit 4.6, filed with the SEC on August 14, 2017.
(16)	Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K dated June 17, 2014.
(17)	Incorporated by reference to Annex B to the Company's Proxy Statement for the Annual Meeting of Shareholders held on May 29, 2013.
(18)	Incorporated by reference to Exhibit 10.15 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
(19)	Incorporated by reference to Annex A to the Company's Proxy Statement for the Annual Meeting of Shareholders held on May 29, 2008.
(20)	Incorporated by reference to Annex A to the Company's Proxy Statement for the Annual Meeting of Shareholders held on August 10, 2017.
(21)	Incorporated by reference to Exhibit 10.11 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010.
(22)	Incorporated by reference to Exhibit 10.5 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013.
(23)	Incorporated by reference to Exhibit 10.13 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
(24)	Incorporated by reference from the Company’s Current Report on Form 8-K, Exhibit 10.9, filed with the SEC on May 12, 2017.
(25)	Incorporated by reference from the Company’s Current Report on Form 8-K, Exhibit 10.10, filed with the SEC on May 12, 2017.
(26)	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, Exhibit 10.4, filed with the SEC on November 14, 2017.
(27)	Incorporated by reference to Exhibit 10.2(a) of the Company’s Current Report on Form 8-K dated April 21, 2015.
(28)	Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated March 2, 2016.
(29)	Incorporated by reference to Exhibit 10.44 of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
(30)	Incorporated by reference to Exhibit 10.6 of the Company’s Quarterly Report on form 10-Q for the quarterly period ended June 30, 2016.
(31)	Incorporated by reference to Exhibit 10.13 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

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(32)	Incorporated by reference to Exhibit 10.2(b) of the Company’s Current Report on Form 8-K dated April 21, 2015.
(33)	Incorporated by reference from the Company’s Current Report on Form 8-K, Exhibit 10.1, filed with the SEC on May 12, 2017.
(34)	Incorporated by reference from the Company’s Current Report on Form 8-K, Exhibit 10.2, filed with the SEC on May 12, 2017.
(35)	Incorporated by reference from the Company’s Current Report on Form 8-K, Exhibit 10.3, filed with the SEC on May 12, 2017.
(36)	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, Exhibit 10.12, filed with the SEC on August 14, 2017.
(37)	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, Exhibit 10.6, filed with the SEC on November 14, 2017.
(38)	Incorporated by reference to Exhibit 10.2 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013.
(39)	Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2014.
(40)	Incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014.
(41)	Incorporated by reference to Exhibit 10.43 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
(42)	Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated May 3, 2016.
(43)	Incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016.
(44)	Incorporated by reference to Exhibit 10.21 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
(45)	Incorporated by reference from the Company’s Current Report on Form 8-K, Exhibit 10.4, filed with the SEC on May 12, 2017.
(46)	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, Exhibit 10.5, filed with the SEC on November 14, 2017.
(47)	Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated September 21, 2016.
(48)	Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated March 8, 2017.
(49)	Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K dated May 31, 2017.
(50)	Incorporated by reference from the Company’s Current Report on Form 8-K, Exhibit 10.5, filed with the SEC on May 12, 2017.
(51)	Incorporated by reference from the Company’s Current Report on Form 8-K, Exhibit 10.6, filed with the SEC on May 12, 2017.
(52)	Incorporated by reference from the Company’s Current Report on Form 8-K, Exhibit 10.7, filed with the SEC on May 12, 2017.
(53)	Incorporated by reference from the Company’s Current Report on Form 8-K, Exhibit 10.8, filed with the SEC on May 12, 2017.
(54)	Incorporated by reference from the Company’s Current Report on Form 8-K, Exhibit 10.1, filed with the SEC on September 1, 2017.
(55)	Incorporated by reference from the Company’s Current Report on Form 8-K, Exhibit 10.2, filed with the SEC on September 1, 2017.
(56)	Incorporated by reference to Exhibit 14 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010.
(57)	Incorporated by reference to Exhibit 16.1 to the Company's Current Report on Form 8-K dated May 17, 2016.

5